Exhibit 10.13

ACKNOWLEDGMENT AND AGREEMENT

The undersigned wishes to purchase from GMO VenturePartners Investment Limited Partnership (“Transferor”) a total of 58,790 shares, par value US$0.001 per share, of Series A Preferred Shares (the “Shares”) of Qihoo Technology Company Limited, a company organized and existing under the laws of the Cayman Islands (the “Company”);

The Shares are subject to that certain Second Amended and Restated Shareholders Agreement, dated 8 January, 2010 (the “Agreement”), among the Company and the other parties listed on the signature pages thereto;

The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms;

Pursuant to the terms of the Agreement, the Transferor is prohibited from transferring such Shares and the Company is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby; and

The undersigned wishes to receive such Shares and have the Company register the transfer of such Shares.

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to transfer such Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) it has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as the Investor (as defined therein).

This 26 day of April, 2010.

Transferee:

Ceyuan Advisors Fund II, LLC

By:	/s/ Yuan Ye

Name:

Title: